EXHIBIT 10.4

DIAMONDHEAD CASINO CORPORATION
CODE OF ETHICS

     The Diamondhead Casino Corporation Code of Ethics has been adopted by the Company’s Board of Directors and applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s goal in adopting this Code of Ethics is to provide written standards reasonably designed to deter wrongdoing. Therefore, the foregoing are to promote:

     (1)  Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     (2)  Full, fair, accurate, timely, and understandable disclosure in reports and documents filed with or submitted to the Securities and Exchange Commission and in other public communications made by the issuer;

     (3)  Compliance with governmental laws, rules and regulations applicable to the issuer; and

     (4)  Prompt reporting of violations of the Code of Ethics to each member of the Board of Directors.

     Violations of this Code may result in action by the President and/or the Board of Directors, including but not limited to, censure, demotion, reduction in pay, suspension without pay, and/or termination of employment.

     Any waivers of or amendment to this Code may only be made by the Board of Directors and will be promptly disclosed in accordance with applicable laws, rules and regulations. Requests for waivers of any provision of this Code must be made in writing to the Board of Directors. If an individual is faced with a difficult ethical decision or has doubts as to the appropriate course of action required in a particular situation, he or she should consult with the Board of Directors.

     This Code is not intended to grant and does not grant any additional rights or causes of action to an employee and is not intended to effect and does not effect any rights the Company or the employer may otherwise have to discipline or terminate an employee with or without cause.

     This Code is not to be construed as granting any additional rights or causes of action to any person, entity, or government agency or regulatory authority which are not otherwise granted by law.